UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2011

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2011, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the "Company") approved payments under the National Fuel Gas Company Performance Incentive Program (the "Program") for the performance period of October 1, 2007 to September 30, 2010 ("Performance Period"). The Company noted in its proxy statement filed on January 21, 2011 (the "Proxy Statement") that its estimated payments under the Program for the Performance Period were subject to change based on the final Monthly Utility Report of AUS, Inc., a leading industry consultant, for the Performance Period. Taking into account the final Monthly Utility Report for the Performance Period, the Compensation Committee approved a payout of 172.8% of the target incentive opportunity awarded to the participants in the Program for the Performance Period. The approved payouts are as follows for the Company’s named executive officers: D. F. Smith, $1,010,880; R. J. Tanski, $604,800; D. P. Bauer, $46,656; M. D. Cabell, $388,800; A. M. Cellino, $172,800; and J. R. Pustulka, $172,800. These payouts will result in new total compensation figures for purposes of the Summary Compensation Table appearing in the Proxy Statement for fiscal 2010 as follows: D. F. Smith, $6,998,217; R. J. Tanski, $4,726,219; D. P. Bauer, $540,726; M. D. Cabell, $2,318,107; A. M. Cellino, $2,594,693; and J. R. Pustulka, $1,558,164.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

March 2, 2011	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary